UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2022

Intercontinental Exchange, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ICE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On October 28, 2022, Bakkt Holdings, Inc. (“Bakkt”), an equity method investee of Intercontinental Exchange, Inc. (the “Company”), filed a Current Report on Form 8-K announcing that for the three months ended September 30, 2022, Bakkt will record an estimated impairment loss on goodwill of approximately $1.3 - $1.4 billion and on certain indefinite-lived intangible assets of approximately $150 - $160 million. Following Bakkt’s merger with VPC Impact Acquisition Holdings in October 2021, the Company held an approximate 68% economic interest with a minority voting interest in Bakkt. In connection with Bakkt’s impairment, the Company expects to reduce the carrying value of its investment in Bakkt to approximately $400 million as of September 30, 2022 from $1.5 billion as of June 30, 2022. This non-cash charge will have no impact on the Company’s adjusted earnings for the three- and nine-month periods ended September 30, 2022. As previously announced, the Company plans to announce its quarterly results for the period ended September 30, 2022 on Thursday, November 3, 2022.

The information contained herein, including the attached press release, is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as may be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: October 28, 2022	By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
General Counsel